Exhibit 10a

                    LOAN MODIFICATION AND EXTENSION AGREEMENT



Date:           March 1, 2004

Borrower:       WEB PRESS CORPORATION

Lender:         KEYBANK NATIONAL ASSOCIATION

Note: Promissory Note Number 2000009502 (the "Note"), dated April 7, 1999, in the original principal amount of $3,000,000, including any and all modifications and amendments thereto.

Security Agreement: Commercial Security Agreement dated April 7, 1999 (the "Security Agreement"), wherein Borrower granted Lender a first priority perfected security interest in, among other collateral, all of Borrower's inventory, chattel paper, accounts, equipment, machinery and general intangibles (the "Collateral")

Loan Agreement: Dated April 7, 1999, and as amended and/or modified thereafter
                (the "Loan Agreement")

Account #       93826.-2010039502


     FOR VALUE RECEIVED, the sufficiency of which is duly acknowledge, Borrower and Lender hereby agree to modify the above-referenced Note as Follows:

1.   MODIFICATION PROVISIONS.
     ------------------------

     a. The Note shall be bifurcated into two components, a term note (the "Term Note"), which shall be in the principal amount of $1,514,608.57, and a line of credit note (the "LOC Note"), which shall be in the principal amount of $1,000,000.

     b. The Term Note shall have a fixed interest rate of 10% per annum for a period of six months from the date hereof. Commencing September 1, 2004, the fixed rate of interest shall increase 2% to 12% per annum. Payments of principal and interest to Lender shall be calculated pursuant to a 20 year amortization schedule, but for a total term of 12 months form the date hereof, at which time (March 1, 2005) all principal, interest and other Indebtedness owing Lender shall be paid in full. In addition, on or before March 15, 2004, Borrower shall pay Lender the sum of $85,391.43 in reduction of principal. On or before June 1, 2004, October 1, 2004 and February 1, 2005, respectively, Borrower shall make additional payments in further reduction of principal in the minimum amount of $25,000 per

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          payment. All Indebtedness owing Lender under the Term Note shall be secured by the Collateral.

     c. The LOC Note shall have a variable interest rate equal to the Prime Rate plus 6% per annum for a period of six months from the date hereof. Commencing September 1, 2004, the variable interest rate shall increase 2% to the Prime Rate plus 8% per annum. Borrower shall pay Lender all accrued interest monthly in addition to the following payment schedule. On June 1, 2004, October 1, 2004 and February 1, 2005, respectively, Borrower shall make additional payments in further reduction of the LOC Note in the minimum amount of $25,000 per payment (the "LOC Principal Payments"). In addition to reducing the principal amount of the LOC Note, each of the LOC Principal Payments shall constitute a permanent reduction to the Line of credit feature associated with the LOC Note that is referenced and provided for in the Note. All principal, interest and other Indebtedness owing Lender shall be paid in full on or before March 1, 2005. All Indebtedness owing Lender under the LOC Note shall be secured by the Collateral.

     2. CONDITIONS. The modification described above is subject to and conditioned upon Borrower's full satisfaction of the following conditions on or before March 5, 2004, time being of the essence:

          a. There shall be no uncured Event of Default under the Loan Agreement or the Note, nor any event or condition which with notice or the passage of time would be an Event Of Default thereunder.

          b. Borrower shall deliver to Lender a fully executed original of this Loan. Modification And Extension Agreement ("Agreement"), and any other documents or agreements requested by Lender.

          c. All expenses incurred by Lender in connection with this Agreement (including without limitation, attorney's fees [including in-house attorney's fees]), recording charges or collateral valuations, if required by Lender, shall be paid by Borrower.

          d. Borrower shall pay Lender a Modification/Extension fee in the amount of $25,000.

3.   BORROWER'S ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES.
     -----------------------------------------------------------

     Borrower acknowledges, represents and warrants to Lender as follows:

     a. That Borrower is in default under the Loan Agreement. Prior to signing this Agreement, Borrower's Note matured and Borrower failed to pay Lender all principal, interest and other Indebtedness owing Lender as was provide for under the Note, thus constituting an Event Of Default under Note and the Loan

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          Agreement. As a result of such Event Of Default, and in absence of this Agreement, all commitments and obligations of Lender under the Loan Agreement, the Note and the other Loan Documents immediately would terminate (including any obligation to make Loan Advances or Disbursements) and all Indebtedness owing Lender under the Note and the other Loan Documents immediately would become due and payable. .
          b. That other than modifying the Loan Documents expressly as provided herein, nothing herein shall be construed as a commitment, agreement or other accommodation, now or in the future, to lend any sums whatsoever to Borrower. Lender will review and evaluate any proposal submitted by Borrower in the future and will determine, in Lender's sole and absolute discretion, whether it is willing to offer Borrower any commitment or agreement to extend credit to Borrower or provide Borrower with any other accommodation whatsoever.

4. GENERAL PROVISIONS. All capitalized terms herein shall have the meanings set forth in the Loan Documents. Except as expressly modified herein, all other provisions of the Note, the Security Agreement, the Loan Agreement and any other documents or agreements securing or relating to the Indebtedness owing Lender by Borrower (collectively the "Loan Documents") remain in full force and effect. All Collateral granted to Lender to secure the Indebtedness shall continue in full force. Borrower warrants and represents to Lender that it has full right, power and authority to enter into this Agreement and to perform all its obligations hereunder, and that all information and materials submitted to Lender in connection with this Agreement are accurate and complete. Except as specified herein, Borrower warrants that no default exists under the Loan Documents. Borrower reaffirms its obligation to pay the Indebtedness in full and reaffirms the validity and enforceability of the Loan Documents, without set-off, counterclaim or defense.

5. RELEASE. EFFECTIVE AS OF THE DATE OF THE EXECUTION AND DELIVERY OF THIS AGGREMENT, THE BORROWER AGREES TO RELEASE AND HEREBY DOES RELEASE AND DISCHARGE, LENDER, ITS SHAREHOLDERS AGENTS, SERVANTS, EMPLOYEES, DIRECTORS, OFFICERS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS AND ALL PERSONS, FIRMS, CORPORATIONS, AND ORGANIZATIONS ACTING ON THEIR BEHALF (COLLECTIVELY THE "LENDER PARTIES") OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER THAT THE BORROWER HAS OR CLAIMS TO HAVE AGAINST ANY LENDER PARTY AS OF THE DATE HEREOF AND WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS RELEASE, AND OF EVERY NATURE AND EXTENT WHATSOEVER ON ACCOUNT OF OR IN ANY WAY, DIRECTLY OR INDIRECTLY, TOUCHING, CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN DOCUMENTS OR THE LENDING

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     RELATIONSHIP RESPECTING THE INDEBTEDNESS BETWEEN THE BORROWER AND ANY
     LENDER PARTY. THIS RELEASE WILL NOT EXTEND TO ANY CLAIM ARISING AFTER THE DATE OF THIS AGREEMENT TO THE EXTENT SUCH CLAIM IS BASED ON ACTS OR OMISSIONS OF THE LENDER OCCURRING AFTER THE DATE OF THIS AGREEMENT EXCEPT THAT SUCH RELEASE IS SPECIFICALLY INTENDED BY THE PARTIES TO INCLUDE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Lender would not agree to enter into this Agreement but for the provisions set forth in this Section
     5. The Borrower confirms that it has agreed to the provisions of this Sections 5 of its own volition, with full knowledge of the extent and effect of the various releases and waivers granted by this Section and of the importance to Lender of these waivers and releases and after having had the opportunity to discuss this matter with counsel of its own choice.



BORROWER ACHNOLEDGES THAT:

ORAL AGREEEMNTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND
---------------------------------------------------------
CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE
-----------------------------------------------------------
NOT ENFORCEABLE UNDER WASHINGTON LAW.
-------------------------------------

     IN WITHNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above:


LENDER:

KEYBANK NATIONAL ASSOCIATION



/s/ Judy John
-------------
By: Judy John
Its: Vice President



BORROWER:

WEB PRESS CORPORATION



/s/ Gary Palmer
---------------
By: Gary Palmer, President


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